Exhibit 10.13.1
FIRST AMENDMENT TO
WAIVER AND RELEASE

THIS FIRST AMENDMENT TO WAIVER AND RELEASE (this “Amendment”) is made and entered into as of March 17, 2006, by and between Immediatek, Inc., a Nevada corporation (“Immediatek”), and Gary Blum (“Lender”). Each initially capitalized term used, but not otherwise defined, herein shall have the same meanings assigned to it in the Waiver (hereinafter defined).

RECITALS:

WHEREAS, Immediatek and Lender are parties to that certain Waiver and Release, dated as of February 1, 2006 (the “Waiver”); and

WHEREAS, Immediatek and Lender desire to amend the Waiver to the extent provided in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment to the Waiver. Section 7 of the Waiver is hereby deleted in its entirety and replaced with the following:

“7. Termination. This Agreement shall become null and void and of no further force or effect in the event that the purchase of securities from Immediatek by Radical Holdings LP or its affiliates does not occur on or prior to July 1, 2006.”

2. Miscellaneous.

(a) Effect of Amendment. Immediatek and Lender hereby agree and acknowledge that, except as expressly provided in this Amendment, the Waiver remains in full force and effect and has not been modified or amended in any respect, it being the intention of Immediatek and Lender that this Amendment and the Waiver be read, construed and interpreted as one and the same instrument. To the extent that any conflict exists between this Amendment and the Waiver, the terms of this Amendment shall control and govern.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Amendment or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

IN WITNESS WHEREOF, Immediatek and Lender have executed this Amendment as of the day and year first above written.

Immediatek:	IMMEDIATEK, INC.,
a Nevada corporation

By: /s/ PAUL MARIN
Name: Paul Marin
Title: Chief Operating Officer

Lender:	/s/ GARY BLUM
Gary Blum